Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Univest Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(a)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, $5.00 par value	Rule 457(c)	750,000(1)	24.89(2)	18,667,500	.0000927	1,731

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					18,667,500		$1,731

	Total Fees Previously Paid							$0

	Total Fee Offsets							$0

	Net Fee Due							$1,731

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock being registered hereunder includes such indeterminate number of additional shares of common stock as may become issuable as a result of any stock dividend, split, combination or similar transaction.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices for our common stock on April 28, 2022, as reported by the Nasdaq Global Select Market.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Common stock, $5.00 par value	500,000	15,437,500(a)	Form S-3	333-02509	February 23, 2006

(a)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act, based on the average of the high and low prices of the registrant’s common stock on April 11, 1996, as reported on the over-the-counter market.